Exhibit 23
                   CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-53561), the Registration Statement on Form S-8 (No. 33-51021) and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-35137) of Premark International, Inc. of our report dated February 14, 1997 appearing on page 35 of this Form 10-K.





Price Waterhouse LLP
Chicago, Illinois
March 20, 1997